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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                               Cotelligent, Inc.
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            (Exact name of registrant as specified in its charter)



                                 December 6, 2000
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               Date of Report (Date of earliest event reported)


        Delaware                       0-25372                94-3173918
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(State or other jurisdiction         (Commission           (I.R.S. Employer
 of incorporation                    File Number)         Identification No.)


           101 California Street, Suite 2050
               San Francisco, California                   94111
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         (Address of principal executive offices)        (Zip Code)


                                (415) 439-6400
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             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

     On May 12, 2000, Cotelligent, Inc. (the "Company") filed a current report on Form 8-K to disclose the fact that, on April 27, 2000, the Company caused its indirectly wholly-owned subsidiary, CZG Mobile Ventures, Inc., a Delaware corporation, to enter into an Operating Agreement with bSmart.to Technologies, Inc., a Delaware corporation ("bSmart"), forming a joint venture entity called bSmart.to LLC, a Delaware limited liability company (the "Joint Venture").

     On August 8, 2000, the Company subsequently filed a current report on Form 8-K to disclose the fact that the parties had agreed to revise certain terms of the transaction and, thus, executed an Amended and Restated Operating Agreement, dated August 8, 2000, with revised transaction documents attached as exhibits thereto, all of which were executed on August 8, 2000. The Company filed that Form 8-K to disclose the final terms of the Joint Venture transaction.

     On December 6, 2000, the Company announced that it terminated its Joint Venture with bSmart, after determining that the wireless venture would require substantial additional investment to remain viable which was not in the best interest of the Company.

     A copy of the press release announcing the Joint Venture termination is attached as an Exhibit to this Current Report on Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.

          Exhibit No.        Exhibit
          -----------        -------
              99             Press Release

                                       2
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                                 Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              COTELLIGENT, INC.


                              By:    /s/ Daniel E. Jackson
                                 --------------------------------------------
                                  Name:   Daniel E. Jackson
                                  Titles: President, Chief Operating Officer
                                          and Director



Dated: January 3, 2001

                                       3
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                                 EXHIBIT INDEX


Exhibit No.                  Description
-----------                  -----------
99                           Press Release announcing the termination of Joint
                             Venture between Cotelligent, Inc. and bSmart.to
                             Technologies, Inc.